Exhibit 10.2

OUTSIDE DIRECTOR RESTRICTED STOCK AGREEMENT

(Pursuant to the terms of the
EXPRESSJET HOLDINGS, INC.
2002 STOCK INCENTIVE PLAN)

            This RESTRICTED STOCK AGREEMENT (this “Agreement”) is between ExpressJet Holdings, Inc., a Delaware corporation (“Company”), and ____________________ (“Recipient”), and is dated as of the date set forth immediately above the signatures below.

            1.         Grant of Restricted Stock.  Company hereby grants to Recipient all rights, title and interest in the record and beneficial ownership of _________________ (xxxx) shares (the “Restricted Stock”) of Company’s common stock, $.01 par value per share (“Common Stock”), subject to the conditions described in Paragraphs 3, 4 and 5 as well as the other provisions of this Agreement.  The Restricted Stock is granted pursuant to and to implement in part the ExpressJet Holdings, Inc. 2002 Stock Incentive Plan (as amended and in effect from time to time, the “Plan”) and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Agreement.  Recipient agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Agreement.  All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided.  All references to specified paragraphs pertain to paragraphs of this Agreement unless otherwise specifically provided.

            2.         Custody of Restricted Stock.  Upon satisfaction of the vesting conditions set forth in Paragraph 4 or the occurrence of any of the events contemplated by Paragraph 5(b) or 5(c), Company shall issue and deliver to Recipient a certificate or certificates for the Restricted Stock (or shall otherwise cause the Restricted Stock to be credited to an account on behalf of Recipient).  Prior to the satisfaction of such vesting conditions or the occurrence of such events, the Restricted Stock is not transferable and shall be held in trust or in escrow pursuant to an agreement satisfactory to the Administrator until such time as the applicable restrictions on the transfer thereof have expired or otherwise lapsed.

            3.         Risk of Forfeiture.  Subject to Paragraphs 5(b) and 5(c), should Recipient’s service on the Board terminate prior to the vesting date set forth in Paragraph 4, Recipient shall forfeit the right to receive the Restricted Stock.

            4.         Vesting Date.  Subject to Paragraph 5, the Restricted Stock shall vest on the six-month anniversary of the date hereof.

            5.         Termination of Board Service; Change in Control.  Termination of Recipient’s service on the Board, death or disability of Recipient, or occurrence of a Change in Control, shall affect Recipient’s rights under this Agreement as follows:

            (a)        Termination of Board Service Generally.  If, other than as specified below, Recipient’s service on the Board is terminated, then Recipient shall forfeit the right to receive the Restricted Stock if the Restricted Stock has not yet vested pursuant to Paragraph 4.

            (b)        Change in Control.  If a Change in Control shall occur prior to the vesting of the Restricted Stock pursuant to Paragraph 4 and if Recipient has been a member of the Board continuously from the date hereof to the date of such Change in Control, then immediately the Restricted Stock shall fully vest, all restrictions (other than those described in Paragraph 9) applicable to the Restricted Stock shall terminate and Company shall release from escrow or trust and shall issue and deliver to Recipient a certificate or certificates for the Restricted Stock (or shall otherwise cause the Restricted Stock to be credited to an account on behalf of Recipient).

            (c)        Death or Disability.  If Recipient’s service on the Board is terminated by death or disability prior to the vesting of the Restricted Stock pursuant to Paragraph 4, then immediately the Restricted Stock shall fully vest, all restrictions (other than described in Paragraph 9) applicable to the Restricted Stock shall terminate and Company shall release from escrow or trust and shall issue and deliver, in the case of death, to the person or persons to whom Recipient’s rights under this Agreement shall pass by will or by the applicable laws of descent and distribution, or in the case of disability, to Recipient (or to Recipient’s personal representative, if applicable), a certificate or certificates for the Restricted Stock (or shall otherwise cause the Restricted Stock to be credited to an account on behalf of Recipient or such other parties as applicable).

            6.         Ownership Rights.     Subject to the restrictions set forth herein and subject to Paragraph 8, Recipient is entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any dividends that may be paid on Restricted Stock, whether or not vested.

            7.         Reorganization of Company and Subsidiaries.  The existence of this Agreement shall not affect in any way the right or power of Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            8.         Adjustment of Shares.  In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock of Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Stock.

            9.         Certain Restrictions.   By accepting the Restricted Stock, Recipient agrees that if at the time of delivery of certificates for shares of Restricted Stock issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), Recipient will acquire the Restricted Stock for Recipient’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition Recipient will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with the Act or any other securities law or with this Agreement.

            10.       Nontransferability of Award.  This Award is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Recipient.

            11.       Amendment and Termination.  No amendment or termination of this Agreement which would impair the rights of Recipient shall be made by the Board or the Administrator at any time without the written consent of Recipient.  No amendment or termination of the Plan will adversely affect the right, title and interest of Recipient under this Agreement or to Restricted Stock granted hereunder without the written consent of Recipient.

            12.       No Guarantee of Board Service.  This Agreement shall not confer upon Recipient any right with respect to continuance of service on the Board, nor shall it interfere in any way with any right to terminate Recipient’s service on the Board at any time.

            13.       Withholding of Taxes.  Company shall have the right to (i) make deductions from the number of shares of Restricted Stock otherwise deliverable upon satisfaction of the conditions precedent under this Agreement (and other amounts payable under this Agreement) in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.

            14.       No Guarantee of Tax Consequences.  Neither Company nor any subsidiary nor the Administrator makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

            15.       Severability.  In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

            16.       Governing Law.   The Agreement shall be construed in accordance with the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law.

            17.       Electronic Delivery and Signatures.  Recipient hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents.  If Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), Recipient hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.  Recipient consents and agrees that any such procedures and delivery may be effected by a third party engaged by Company to provide administrative services related to the Plan, including any program adopted under the Plan.

            IN WITNESS WHEREOF, the parties have entered into this Agreement as of the ___ day of ____________,_______.

“COMPANY”
EXPRESSJET HOLDINGS, INC.
By Order of the Administrator

By:
Name:
Title:

“Recipient”

Name: